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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                (Amendment No.1)

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 13, 2000
                                                 ------------------------------
                              i2 Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                  000-28030                    75-2294945
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(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

One i2 Place, 11701 Luna Road, Dallas, Texas                        75234
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (469) 357-1000
                                                  -----------------------------

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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     On March 12, 2000, i2 Technologies, Inc. ("i2"), Hoya Merger Corp., a wholly owned subsidiary of i2, and Aspect Development Inc. ("Aspect") entered into an Agreement and Plan of Reorganization (the "Aspect Merger Agreement") pursuant to which Aspect will become a wholly owned subsidiary of i2. As a result of the Aspect merger, each outstanding share of Aspect common stock will be converted into the right to acquire .55 shares of i2 common stock, taking into account Aspect's 2-for-1 stock split that became effective March 13, 2000.

     Also on March 12, 2000, i2, Starfish Merger Corp., a wholly owned subsidiary of i2, and SupplyBase, Inc. ("SupplyBase") entered in an Agreement and Plan of Reorganization (the "SupplyBase Merger Agreement"), pursuant to which SupplyBase will become a wholly owned subsidiary of i2. As a result of the SupplyBase merger, i2 will issue approximately 1.8 million shares of i2 common stock in exchange for all of SupplyBase's outstanding capital stock and stock options.

     A copy of i2's, Aspect's and SupplyBase's joint press release is incorporated herein by reference to i2's Rule 425 filing on March 13, 2000.

     Each merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction. Consummation of the Aspect merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Aspect and i2. Consummation of the SupplyBase merger is subject to various conditions, including, among others, the receipt of the necessary approval of the stockholders of SupplyBase.

     The foregoing description of the merger agreements, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to each merger agreement.

     All stockholders should read the joint proxy statement/prospectus concerning the Aspect merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the Aspect merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about i2 and Aspect, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

     i2 and certain other persons named below may be deemed to be participants in the solicitation of proxies of i2 stockholders to approve the Aspect merger. The participants in this solicitation may include the executive directors of i2 (Sanjiv S. Sidhu, Harvey B. Cash, Thomas J. Meredith and Sandeep R. Tungare) and the executive officers of i2 (Sanjiv S. Sidhu, Chairman of the Board and Chief Executive Officer, Gregory A. Brady, President, William M. Beecher, Executive Vice President and Chief Financial Officer, Hiten D. Varia, Executive Vice President - Worldwide Delivery Chain, Reagan L. Lancaster, Executive Vice President - Worldwide Sales, and Pallab Chatterjee, Chief Operating Officer). The aforementioned directors and executive officers of i2, as a group, may be deemed to beneficially own approximately 42% of i2's outstanding common stock.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            i2 TECHNOLOGIES, INC.



Dated:  March 17, 2000                    By: /S/ WILLIAM M. BEECHER
                                             ----------------------------------
                                             William M. Beecher,
                                             Executive Vice President and
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number         Description of Document
------         -----------------------
99.1      Joint press release with Aspect Development Inc. and SupplyBase, Inc.
          dated March 13, 2000 announcing i2's acquisition of Aspect and
          SupplyBase (incorporated by reference to i2's 425 filing dated March
          13, 2000).
